Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL AND KBW COMPLETE MERGER

ST. LOUIS & NEW YORK, February 15, 2013 – Stifel Financial Corp. (NYSE: SF) and KBW, Inc. today announced the completion of their previously announced merger. The combination creates a leading financial services specialized practice within the premier middle-market investment bank.

“The financial services sector is one of the significant pillars of the economy, which we believe is poised to benefit from improving fundamentals. Our merger with KBW builds on Stifel’s existing financial services business by combining KBW’s leading financial institutions specialist sales force, extensive research coverage and top ranking investment banking capabilities. Our goal is to leverage KBW’s extensive client relationships across our Institutional and Global Wealth Management platforms,” said Ronald J. Kruszewski, Chairman, President and CEO of Stifel Financial Corp.

Kruszewski added, “I am pleased to welcome Tom Michaud and the KBW team. Together, we have identified significant synergies that make this merger attractive. We intend to grow our combined services and gain market share in financial services.”

Today’s announcement follows shareholder approval of the transaction at the Special Meeting of Stockholders of KBW, and receipt of all regulatory approvals. Each share of KBW common stock will be converted into a combination of: (1) cash consideration of $8.00 ($10.00 less the $2.00 per share extraordinary dividend); and (2) stock consideration based on an exchange ratio of 0.2143 shares of Stifel common stock, which is calculated based on a pricing period that commenced on February 1, 2013 and concluded on February 14, 2013.

KBW will continue to utilize its preeminent market brand, and Thomas Michaud will remain Chief Executive Officer of the KBW business unit and join Stifel’s board. Prior to the opening of the market on February 15, 2013, KBW common shares ceased trading on the NYSE.

“We are excited to now be part of the Stifel family,” said KBW’s Michaud. This is a dynamic time in the financial services industry and we believe that together, we can better provide clients with all the tools necessary to be successful in the current marketplace.”

Stifel Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Canada Inc. in Canada, and through Stifel Nicolaus Europe Limited in the United Kingdom and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

KBW, a subsidiary of Stifel Financial Corporation, operates in the U.S. and Europe. Over the years, KBW has established itself as a leading independent authority in the banking, insurance, brokerage, asset management, mortgage banking and specialty finance sectors. Founded in 1962, the firm maintains industry-leading positions in the areas of research, corporate finance, mergers and acquisitions as well as sales and trading in equities securities of financial services companies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are based upon our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, our past results of operations do not necessarily indicate our future results. These factors include, but are not limited to, the state of the financial markets and the economy, Stifel’s ability to implement its strategic initiatives and achieve the expected benefits of the merger with KBW, Inc., retain key professionals, as well as other competitive, economic, political, and market conditions and fluctuations, government and industry regulation, risks relating to the merger with KBW, Inc., including the effect of the completion of the transaction on Stifel’s or KBW’s business relationships, operating results and business generally, and other factors. Some of the other factors are those that are discussed in Item 1A “Risk Factors” in Stifel’s Annual Report on Form 10-K for the year ended December 31, 2011 and “Risk Factors” in KBW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in Stifel’s and KBW’s respective Quarterly Reports on Form 10-Q filed with the SEC thereafter. We do not assume responsibility for the accuracy or completeness of any forward-looking statement, and you should not rely on forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

Investor Relations

Sarah Anderson

415-364-2500, investorrelations@stifel.com